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                                                                EXHIBIT 99.11(b)


                CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

      We consent to the reference made to our firm under the captions "Condensed Financial Information" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 47 to Registration Statement No. 2-38613 on Form N-1A of our report dated November 6, 1998, on the financial statements and financial highlights of MFS International Strategic Growth Fund, MFS International Opportunities Fund, MFS International Value Fund and MFS Asia Pacific Fund, each a series of MFS Series Trust V, included in the 1998 Annual Report to Shareholders.


                                          ERNST & YOUNG LLP
                                          Ernst & Young LLP

Boston, Massachusetts
November 20, 1998